SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): September 30, 2005

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Tenthgate Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44050 Ashburn Plaza, Suite 195, Ashburn, Virginia 20147

(Address of Principal Executive Offices)(Zip Code)

(941-359-5930)

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 30, 2005, Tenthgate Incorporated issued a press release announcing the engagement of Dr. Kenneth E. Lehrer of Houston, Texas to provide Financial Consulting Services in support of the Company’s mission as a medical technology holding company. Dr. Lehrer is an Economist who hold four degrees from New York University which include; Bachelor of Science (Finance), Master of Business Administration (Banking), Master of Arts (Economics and a Doctorate in Urban Economics. His firm, Lehrer Financial and Economic Advisory Services formed in 1982, will focus on TenthGate’s strategic business development, market feasibility analysis and intellectual property valuations which will support the Company’s management. Dr. Lehrer is a member of numerous professional organizations to include the National Association of Business Economists, American Academy of Economic and Financial Experts and American Law and Economists Association. He served as an Adjunct Professor of Finance at the University of Houston, Graduate School of Business Administration for approximately 20 years.

TenthGate Incorporated is a fully reporting holding company incorporated in Delaware which is focused on the acquisition and development of life changing health related technologies. The range of acquired technologies will include biotech/life sciences, diagnostic and unique medical devices. Formed in 2004, the Company has acquired two intellectual properties to date and has identified additional technologies for acquisition.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b) Exhibits
Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By:	/s/Tim Novak
Tim Novak, President, CEO, CFO

September 30, 2005